FORM 4 JOINT FILER INFORMATION


Name:  Maple Leaf Capital I, L.L.C.
Address: c/o Andreeff Equity Advisors, L.L.C., 140 E. St. Lucia Lane, Santa Rosa Beach, FL 32459
Designated Filer:  Dane Andreeff
Issuer & Ticker Symbol:  Geokinetics Inc. (GOK)
Date of Event Requiring Statement:  July 31, 2008

Signature:  /s/ Dane Andreeff
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        By: Dane Andreeff, Managing Member